Exhibit 10.2

MCBC HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

1.             Purposes.

(a)           Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Directors and Consultants of MCBC Holdings, Inc., a Delaware corporation (the “Company”), and its Affiliates.

(b)           Available Awards. The purpose of the Plan is to provide a means by which eligible Employees, Directors and Consultants may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) rights to purchase Common Stock, (iv) Stock Appreciation Rights (“SARs”), (v) Restricted Stock, (vii) Restricted Stock Units, (vii) Performance Shares, and (viii) Performance Units.

(c)           General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.             Definitions.

(a)           “Affiliate” means any parent or subsidiary of the Company; provided, that, with respect to Incentive Stock Options, the term shall only mean “parent corporation” and “subsidiary corporation” as defined in Sections 424(e) and 424(f) of the Code and with respect to any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent;” and further, provided, that, for purposes of the Plan and any Awards, Wayzata Opportunities Fund II, L.P., Wayzata Recovery Fund, LLC, Wayzata Opportunities Fund Offshore II, L.P., Wayland Distressed Opportunities Fund I-C, LLC and any other funds managed by Wayzata Investment Partners LLC shall not be deemed an Affiliate of the Company.

(b)           “Award” means any award granted under the Plan.

(c)           “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Cause” means, (i) the Participant’s failure to substantially perform the duties set forth in the Plan or any agreement with the Company (other than any such failure resulting from the Participant’s Disability); (ii) the Participant’s failure to carry out, or comply with, in any respect any lawful directive of the Board; (iii) the Participant’s commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere, or imposition of unajudicated probation for any felony or crime involving moral turpitude; (iv) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing the Participant’s duties and responsibilities; (v) the Participant’s commission at any time of any act of fraud, embezzlement, misappropriation, misconduct, conversion of assets of the Company, or breach of fiduciary duty against the Company (or any predecessor thereto or successor thereof); (vi) the Participant’s breach of any agreement with the Company (including without limitation, any breach of the restrictive covenants of any agreement); (vii) the Participant’s neglect of the duties or services the Participant is to provide to the Company and/or the Participant’s negligent acts or omissions or intentional conduct, any of which results in harm to the Company; or (viii) the Participant’s willful misconduct or violation of Company policy. The Board or Committee, in its sole and absolute discretion, shall determine all matters and questions relating to whether a Participant has been discharged for Cause.

(f)            “Change in Control” means a “change in control event” as defined in Treasury Regulations Section 1.409A-3(i)(5) and any interpretative guidance promulgated under Section 409A of the Code.

(g)           “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h)           “Committee” means the Board, unless and until another committee of one or more members of the Board is appointed by the Board in accordance with Section 3(c).

(i)            “Common Stock” means the common stock of the Company, no par value per share.

(j)            “Company” means MCBC Holdings, Inc., a Delaware corporation.

(k)           “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate.

(l)            “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated (other than pursuant to a leave approved by the Company which specifically provides that such leave shall not result in a termination of Continuous Service). The Participant’s Continuous Service shall not be deemed to have terminated or been interrupted merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption or termination of Continuous Service. The Committee, in its sole and absolute discretion, may determine whether Continuous Service shall be considered interrupted or terminated.

(m)          “Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Section 162(m) of the Code, or any successor statute, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) after twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(n)           “Director” means a member of the Board.

(o)           “Disability” means the failure of any Participant to perform his duties due to physical or mental incapacity, as determined by the Committee.

(p)           “Effective Date” means February 12, 2010.

(q)           “Employee” means any person employed by the Company or an Affiliate.

(r)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)            “Fair Market Value” per share as of a particular date shall mean the last reported sale price (on the day immediately preceding such date) of the Common Stock on the New York Stock Exchange or any other national automated quotation system or securities exchange upon which price quotations for the Company’s Common Stock are regularly available (“Exchange”); provided, however, that prior to an Initial Public Offering, Fair Market Value per share shall mean, as of any date, the fair market value on such date as determined in good faith by the Board in compliance with Section 409A of the Code.

(t)            “Grant Price” means the price established at the time of grant of a Stock Appreciation Right, used to determine whether there is any payment due upon the exercise of the Stock Appreciation Right.

(u)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(v)           “Initial Public Offering” means the consummation of the first public offering of the Company’s Common Stock pursuant to a registration statement (other than on Form S-8 or successor forms) filed with, and declared effective by, the SEC.

(w)          “Non-Employee Director” means a Director who meets the criteria to qualify as a “non-employee director” within the meaning of Rule 16b-3, and an “outside director” within the meaning of Section 162(m) of the Code, and who also meets the criteria of any applicable Exchange.

(x)           “Nonstatutory Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

(y)           “Officer” means (i) before an Initial Public Offering, any person designated by the Company as an officer and (ii) on and after an Initial Public Offering, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(z)           “Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

(aa)         “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

(bb)         “Optionee” means a person holding an Option granted pursuant to the Plan.

(cc)         “Participant” means a person holding an Award granted pursuant to the Plan.

(dd)         “Performance Goal” means those goals determined by the Committee applicable to any performance-based award under the Plan which may be based on any one or a combination of the following performance criteria: revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, exit value per share, or improvement in cashflow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed, the Performance Goals will be determined by not accounting for a change in GAAP during a Performance Period.

(ee)         “Performance Period” means the period of time during which the Performance Goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

(ff)          “Performance Share” means Common Stock granted pursuant to Section 9 of this Plan.

(gg)         “Performance Unit” means an Award granted pursuant to a Participant pursuant to Section 9 of this Plan, except no Common Stock is actually awarded to the Participant on the date of grant.

(hh)         “Plan” means the MCBC Holdings, Inc. 2009 Equity Incentive Plan, as amended from time to time.

(ii)           “Restricted Stock” means Common Stock granted pursuant to Section 7 of this Plan, prior to the lapse of any restrictions thereon.

(jj)           “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 7 of this Plan, except no Common Stock is actually awarded to the Participant on the date of grant.

(kk)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ll)           “SEC” means the Securities and Exchange Commission.

(mm)      “Securities Act” means the Securities Act of 1933, as amended.

(nn)         “Stockholders’ Agreement” means the Stockholders’ Agreement dated June 30, 2009 by and between the Company and the persons on the signature pages thereof, as amended from time to time.

(oo)         “Stock Appreciation Right” or “SAR” means a right to receive the excess of the Fair Market Value of a share of Common Stock over the Grant Price.

(pp)         “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.             Administration.

(a)           Administration. The Plan shall be administered by the Committee.

(b)           Powers of Committee. The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the terms and provisions of each Award Agreement and each Option Agreement; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an Award; and the number of shares of Common Stock with respect to which an Award shall be granted to each such person.

(ii)           To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)         Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)         Delegation to Committee.

(i)            General. The entire Board may comprise the Committee or the Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. Furthermore, unless one or more Committees has been appointed by the Board, any reference to the Committee in the Plan shall mean the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and re-vest in the Board all powers relating to the administration of the Plan.

(ii)           Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, the Committee may consist solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may: (1) delegate to a committee of one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code; or (2) delegate to a committee of one or more members of the Board who are not “non-employee directors” within the meaning of Rule 16b-3, the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)           Effect of Committee’s Decision. All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. Members of the Committee and any officer or employee of the Company or any Affiliate acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the maximum extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

4.             Shares Subject to the Plan.

Subject to the provisions of Section 13 hereof, the Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate two hundred thousand (200,000) shares of Common Stock; provided, that, no more than two hundred thousand (200,000) shares shall be subject to Incentive Stock Options. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.             Eligibility.

(a)           Eligibility for Specific Awards. Awards may be granted to Employees, Directors and Consultants; provided, that, only Employees may be granted Incentive Stock Options.

(b)           Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)           Section 162(m) Limitation. Subject to the provisions of Section 13 of this Plan, no Employee shall be eligible to be granted Awards covering, in the aggregate, more than one hundred thousand (100,000) shares of Common Stock during any calendar year. This Section 5(c) shall not apply prior to an Initial Public Offering and, following an Initial Public Offering, this Section 5(c) shall not apply until (i) the earliest of: (1) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of stockholders at which Directors are to be elected that occurs after the close of the third (3rd) calendar year following the calendar year in which the first registration of an equity security under Section 12 of the Exchange Act occurred; or (ii) such other date required by Section 162(m) of the Code.

(d)           Consultants.

(i)            Prior to an Initial Public Offering, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(ii)           From and after an Initial Public Offering, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(iii)         Rule 701 and Form S-8 generally are available to consultants and advisors only if: (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parent, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.             Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)           Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)           Exercise Price. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be established by the Committee; provided, that, the exercise price shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(c)           Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised, or (ii) at the sole discretion of the Committee: (1) by delivery or attestation of ownership of shares of Common Stock having a Fair Market Value equal to the aggregate exercise price at the time of exercise or (2) in any other form of legal consideration that may be acceptable to the Committee, including, without limitation, a “cashless” exercise program established with a broker following an Initial Public Offering. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock (or attestation of ownership thereof) acquired, directly or indirectly, from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(d)           Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(e)           Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death or incapacity of the Optionee, shall thereafter be entitled to exercise the Option.

(f)            Vesting. The total number of shares of Common Stock subject to an Option may, but need not, vest and become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board or Committee may deem appropriate. The vesting provisions of individual Options may vary. Unless otherwise provided in the Award Agreement, the Option will become vested and exercisable in the following manner: twenty-five percent (25%) of the shares subject to the Option will vest on September 30, 2010, and with an additional twenty-five percent (25%) of the shares subject to the Option vesting each September 30th in 2011, 2012 and 2013. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised. No Option may be exercised for a fraction of a share of Common Stock.

(g)           Termination of Continuous Service. Unless otherwise provided in an Option Agreement, in the event an Optionee’s Continuous Service terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date which is thirty (30) days following the termination of the Optionee’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement; provided, however, that if the termination of Continuous Service is by the Company for Cause, or if the Optionee voluntarily terminates his Continuous Service for any reason, then all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h)           Extension of Termination Date. An Optionee’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee’s Continuous Service (other than upon the Optionee’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of: (i) the expiration of the term of the Option set forth in Section 6(a); or (ii) the expiration of a period of thirty (30) days after the termination of the Optionee’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements; provided, however, that this Section 6(h) shall not apply if the Optionee’s Continuous Service is terminated by the Company for Cause or if the Optionee voluntarily terminates his Continuous Service for any reason.

(i)            Disability of Optionee. Unless otherwise provided in an Option Agreement, in the event that an Optionee’s Continuous Service terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of: (i) the date which is twelve (12) months following the date of such termination; or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j)            Death of Optionee. Unless otherwise provided in an Option Agreement, in the event an Optionee’s Continuous Service terminates as a result of the Optionee’s death, then the Option may be exercised (to the extent the Optionee was entitled to exercise such Option as of the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee’s death, but only within the period ending on the earlier of: (i) the date which is twelve (12) months following the date of death: or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(k)           Right of Repurchase. The Option Agreement may, but need not, include a provision whereby the Company may elect, prior to an Initial Public Offering, to repurchase all or any part of the vested shares of Common Stock acquired by the Optionee pursuant to the exercise of the Option. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.

(l)            Right of First Refusal. The Option Agreement may, but need not, include a provision whereby the Company may elect, prior to an Initial Public Offering, to exercise a right of first refusal following receipt of notice from the Optionee of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option.

7.             Restricted Stock and Restricted Stock Unit Awards/Stock Purchases.

(a)           Restricted Stock and Restricted Stock Units.

(i)            The Committee may from time to time award Restricted Stock and Restricted Stock Units under the Plan to eligible Participants, subject to such conditions, restrictions and contingencies as the Committee shall determine. Shares of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, until such shares have vested (the “Restricted Period”) and thereafter only in compliance with the Stockholders’ Agreement. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate. The Committee may alter or waive at any time any term or condition of Restricted Stock or Restricted Stock Units that is not mandatory under the Plan. Unless otherwise determined by the Committee or provided for in an Award Agreement, upon termination of a Participant’s Continuous Service with the Company for any reason prior to the end of the Restricted Period, the Restricted Stock or Restricted Stock Units for which the Restricted Period has not lapsed shall be forfeited and the Participant shall have no right with respect to the Award. Except as restricted under the terms of the Plan and any Award Agreement, any Participant awarded Restricted Stock shall have all the rights of a stockholder including, without limitation, the right to receive dividends and to vote the Restricted Stock. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period.

(ii)           All or part of Awards of Restricted Stock and Restricted Stock Units may also be granted as Awards of Performance Shares and Performance Units under Section 9.

(b)           Stock Purchases. The Committee may authorize eligible individuals to purchase Common Stock at a price above, equal to or below the Fair Market Value of the shares at the time of grant. Any such offer may be subject to the conditions and terms the Committee may impose, including the requirement that the individuals agree to be bound by the terms of the Stockholders’ Agreement as a condition to the purchase. The Company may make loans available to eligible individuals in connection with the purchase of shares of Common Stock, as the Committee, in its discretion, may determine. The terms and conditions of any such loans shall be determined by the Committee, in its sole discretion.

8.             Stock Appreciation Rights.

The Committee shall have the authority to award SARs. Subject to the following conditions, SARs may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. A SAR granted in addition to another Award may be granted either at the same time as such other Award or at a later time.

(a)           Grant Price. The Grant Price of a SAR shall be determined by the Committee; provided, however, that the Grant Price shall not be less than 100% of the Fair Market Value on the date of grant.

(b)           Other Terms and Conditions. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

(c)           Term. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided, however, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

9.             Performance Shares and Performance Units.

The Committee shall have authority to grant Performance Shares and Performance Units which shall vest upon the achievement of Performance Goals.

(a)           Terms and Conditions. Subject to the terms of the Plan, the Committee shall establish at the time a Performance Share or Performance Unit Award is granted the Performance Period (which shall not be less than one year), the Performance Goals pursuant to which a Participant may earn and be entitled to a payment under such Performance Share or Performance Unit Award, and the schedule or schedules setting forth the portion of the Performance Share or Performance Unit Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. During any Performance Period, the Committee shall have authority to adjust the Performance Goals in such manner as the Committee, in its sole discretion, deems appropriate with respect to such Performance Period, provided, however, to the extent such adjustment affects Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility. Only a Committee comprising two or more “outside directors” (as defined pursuant to Code Section 162(m)) may grant Awards to Covered Employees.

(b)           Payment of Awards. Performance Share and Performance Unit compensation payments may be paid in a lump sum, in cash, shares of Common Stock, or in any combination thereof, following the close of the Performance Period. No payment may be made hereunder to a Covered Employee until the Committee certifies that the Performance Goals have been met.

10.          Covenants of the Company.

(a)           Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

(b)           Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act or any state securities laws the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

11.          Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

12.          Miscellaneous.

(a)           Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(b)           Stockholder Rights. Subject to Section 7 of this Plan, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms.

(c)           No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate: (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the Bylaws of the Company or the Bylaws or Operating Agreement of an Affiliate, as applicable, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)           Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)           Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award: (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)            Withholding Obligations. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common

Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock not acquired from the Company.

13.        Adjustments Upon Changes in Stock.

(a)           Capitalization Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets or stock of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award. Any such adjustments made to an Incentive Stock Option shall be made in accordance with Section 424(a) of the Code and any adjustment to any other Award that is subject to Section 409A of the Code shall be made in accordance with Section 409A of the Code unless otherwise determined by the Committee in its sole discretion. The Committee determination under this Section 13(a) shall be final, binding and conclusive.

(b)           Termination of Awards. Unless otherwise provided in an Award Agreement, upon the occurrence of an Event or similar corporate event or transaction in which outstanding Awards are not to be assumed or otherwise continued following such an Event or similar corporate event or transaction, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least ten (10) days prior to such Event, or similar corporate event or transaction.

(c)           Change in Control. Except to the extent otherwise provided in a Participant’s Award Agreement, notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control and as of the date such Change in Control is determined to have occurred:

(i)            Any Options and SARs outstanding as of the date of the Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

(ii)           The restrictions applicable to any Restricted Stock or Restricted Stock Unit Award as of the date of the Change in Control which is not performance based shall lapse and such Restricted Stock or Restricted Stock Unit shall become free of all restrictions and become fully vested and transferable.

(iii)         As of the date of the Change in Control, the restrictions applicable to any Performance Share or Performance Unit Award shall become free of all restrictions and become fully vested and transferable.

In addition to the Committee’s authority conferred by the Plan, in order to maintain the Participants’ rights in the event of any Change in Control, the Board, as constituted before such Change in Control, is hereby authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change in Control; or (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Board may, in its discretion, include such further provisions and limitations in any Award Agreement, as it may deem equitable and in the best interests of the Company.

(d)           Future Transactions. The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. In addition, the Committee may amend this Section 13 to comply with Revised FAS 123 in a manner which will avoid increases in compensation expenses.

14.          Amendment of the Plan and Awards.

(a)           Amendment of Plan. Subject to this Section 14, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any requirements of a national automated quotation system or securities exchange.

(b)           Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)           Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)           No Impairment of Rights. The rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)           Amendment of Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that unless otherwise provided in any Award Agreement, the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. Notwithstanding the foregoing sentence, any amendments made under Section 13 of the Plan shall not be deemed to impair Participant rights under any Award.

15.          Termination or Suspension of the Plan.

(a)           Plan Term. The Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           No Impairment of Rights. Unless otherwise provided in any Award Agreement, suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

16.          Effective Date of Plan.

The Plan shall become effective as of the Effective Date, but no Award shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

17.          Choice of Law.

The law of the State of Tennessee shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

18.          Other Agreements.

Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Stock under an Award, that the Participant execute lock-up, stockholder or other agreements, including the Stockholders’ Agreement, as it may determine in its sole and absolute discretion.

19.          Section 409A of the Code.

To the extent applicable, this Plan is intended to comply with Section 409A of the Code and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision in this Plan document that is determined to violate the requirements of Section 409A shall be void and without effect.

* * *

As adopted by the Shareholders of MCBC Holdings, Inc. by unanimous Written Consent dated February 10, 2010 and by unanimous vote of the Board of Directors of MCBC Holdings, Inc. at a regular meeting of the Board on February 12, 2010.

By:	/s/ John R. Dorton
John R. Dorton, President & CEO

MCBC Holdings, Inc.

2010 Equity Incentive Compensation Plan

Stock Options to be Granted

The incentive stock options (ISOs) to be granted to the Participants pursuant to the 2010 Equity Incentive Compensation Plan of MCBC Holdings, Inc. for shares of Common Stock in MCBC Holdings, Inc. are to be granted in two tranches, with both tranches being granted simultaneously. The difference between the two tranches is not the time of issuance or the vesting schedule, but rather the Exercise Price (strike price) for each tranche.

The Tranche 1 Options will have an Exercise Price of $22.00, whereas the Exercise Price for the Tranche 2 Options will be $83.00.

All of the Options (Tranche 1 and Tranche 2) are to have a vesting schedule such that 25% of the Options shall vest at the time of each of the following vesting dates: September 30, 2010, September 30, 2011, September 30, 2012 and September 30, 2013.

There are a total of eleven (11) individuals who are to be granted Options. A total of 119,049 Tranche 1 Options are to be granted, and a total of 71,427 Tranche 2 Options are to be granted. The Participants who are to be granted Options and the number of Tranche 1 and Tranche 2 Options to be granted to each Participant are as follows:

	Tranche 1	Tranche 2
Participant	Stock Options	Stock Options

John R. Dorton*	58,036	34,821
Scott A. Crutchfield*	28,869	17,321
Craig S. Davis	11,310	6,786
Scott Wood	4,167	2,500
Ritchie Anderson	4,167	2,500
Ian P. Birdsall*	3,274	1,964
Timothy M. Oxley	2,202	1,321
Parker Stair	2,143	1,286
Matt McDevitt	1,905	1,143
David A. Kirkland	1,786	1,071
Greg Stanley	1,190	714

Total Options Granted:	119,049	71,427

*These individuals already have a Non-Competition Agreement in place with MasterCraft Boat Company, LLC (“MasterCraft”) that also applies to MasterCraft’s affiliates. Dorton and Crutchfield have non-competition provisions in their Employment Agreements with MasterCraft, and Birdsall has a non-competition provision in his company’s Consulting Services Agreement with MasterCraft that applies to his company and to Birdsall individually.